Exhibit 99.1

NEWS RELEASE

Contact:	Connie Chandler
M-Flex Investor Relations
714-573-1121
Email: investor_relations@mflex.com

M-FLEX TO EXPAND ITS MANUFACTURING IN CHINA IN RESPONSE

TO STRONG MARKET DEMAND

The company also announces its participation in upcoming investor conferences

Anaheim, CA., September 6, 2005 — Multi-Fineline Electronix, Inc. (Nasdaq: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, including cell phone manufacturers, announced today its plan to expand its existing facilities in Suzhou, China by approximately 38 percent.

According to M-Flex’s chairman and chief executive officer, Phil Harding, the new 200,000 square-foot plant will be built adjacent to the company’s MFC2 state-of-the-art manufacturing facility, which began operation in June 2004 with approximately 285,000 square feet of space. MFC2 eventually was expanded to nearly 300,000 square feet. M-Flex’s first China plant (MFC1) is approximately 225,000 square feet and began operation in 1994.

Currently, the company is manufacturing between seven to nine million flex and flex assemblies per month. Cell phones and personal digital assistants (PDAs) are among the electronic devices in which M-Flex’s flex assemblies function as part of the hinges, displays, and keypads. Such flex assemblies facilitate human interface with an electronic device where three-dimensional spaces are not easily accommodated by inflexible printed circuit boards. Other product applications that use M-Flex’s flex and flex assemblies include medical devices, electronic data storage equipment, power supplies, and bar code scanners.

“With this expansion, our manufacturing facilities in China will total approximately 700,000 square feet and, we believe, will enable us to continue to serve in a timely and cost-competitive way the needs of our customers – particularly the cell phone manufacturers – which utilize our flexible printed circuits with component assemblies to design smaller, smarter electronic devices,” Harding said.

M-Flex is estimating that the initial construction and build-out associated with the expansion will require approximately $7.5 million in expenditures beginning in September 2005, which the company expects to fund from its available cash and credit facilities. The company expects additional expenditures for the plant’s equipment to be approximately $21.0 million, with these equipment purchases to begin in the spring of 2006. M-Flex continues to evaluate a variety of funding sources available to the company for these additional expenditures.

According to Reza Meshgin, M-Flex’s president and chief operating officer, the major market for which M-Flex currently manufactures flex assemblies is the telecommuncations market where the flex usage is estimated to grow substantially during the next five years. “A key factor in M-Flex’s success, historically,” Meshgin said, “has been our ability to anticipate and secure manufacturing capacity – particularly advanced technology capacity – at just the right time. We’re adding this new capacity in China now based on the demand we’re experiencing from both our telecommunications and non-telecommunications customers.”

Harding said that the new facility is expected to begin operation in the first quarter of fiscal 2007. At that time, M-Flex expects to have the manufacturing capacity to generate approximately $12 million in additional monthly net sales. The company’s current manufacturing facilities can potentially generate between $40—$45 million in monthly net sales. For its fiscal third quarter ending June 30, 2005, the company reported net sales of $84.4 million with net income of $8.8 million for the same period. Also in June 2005, Business Week magazine included M-Flex on its list of The 100 Best Small Companies in the country based on the company’s three-year results in sales growth, earnings growth and return on invested capital.

M-Flex also said that the company’s senior executives are scheduled to present at the following upcoming investor conferences:

Kaufman Bros. Eighth Annual Investor Conference

The W Hotel

521 Lexington Ave.

New York, New York

Thursday, Sept. 8, 2005 9:10 – 9:40 a.m. (Eastern Time)

Presenters:	Phil Harding, chairman and chief executive officer
Charles Tapscott, chief technology officer

The AeA Classic Conference

Manchester Grand Hyatt Hotel

San Diego, California

Monday, Nov. 7, 2005 8:00 a.m. – 5:15 p.m. (Pacific Time)

Tuesday, Nov. 8, 2005 8:00 a.m. – 10:45 a.m. (Pacific Time)

Presenters:	Phil Harding, chairman and chief executive officer
Reza Meshgin, president and chief operating officer

To access the live audio webcasts of these presentations, visit the M-Flex Investor Relations page at www. mflex.com. Archived versions of the events will be available for approximately 60 days following the event.

About M-Flex

M-Flex (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the company’s products include mobile phones and smart mobile devices, portable bar code scanners, personal digital assistants, power supplies and consumable medical sensors. M-Flex completed its initial public offering in June 2004, and its common stock is quoted on the Nasdaq National Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding the company’s expansion plans, including the timing, cost, benefits, competitive advantages, funding options and size of such expansion, market demand and growth, market segmentation and opportunities, net sales, the potential net sales for the company’s current and future facilities, current and upcoming programs, the company’s manufacturing capabilities, the company’s relationship and opportunities with its current and new customers, the trends in the company’s customers’ usage of flexible printed circuits and the competitive advantages of the company. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, the company’s future operations and financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the words “believe,” “will,” “plan,” “expect,” “estimate,” or similar words. For all of the foregoing forward-looking statements, the company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the company’s expectations. Important factors that could cause actual results to differ materially from those stated or implied by the company’s forward-looking statements include the company’s effectiveness in managing expansion of its facilities and operations, including the timing and cost of such expansion, the impact of changes in demand for the company’s products, the company’s success with new and current customers, the company’s ability to diversify its customer base, the company’s effectiveness in managing manufacturing processes and costs, the degree to which the company is able to utilize available manufacturing capacity, enter into new markets and execute its strategic plans, the company’s ability to successfully manage power shortages in China, the impact of competition and of technological advances, and other risks detailed from time to time in the company’s SEC reports, including its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.